LICENSE ADMINISTRATION AGREEMENT

THIS LICENSE ADMINISTRATION AGREEMENT ("Agreement") is made as of this 26th day of May, 2009 (the "Effective Date"), by and between TapouT, LLC, a California limited liability company (hereinafter referred to as "TapouT"), with a principal place of business at 21800 Burton Road, Suite 108, Grand Terrace, CA 92313, and Seven Base Consulting, LLC, a Nevada limited liability company with a principal place of business at 4040 W. Hacienda Ave., Suite 120, Las Vegas, NV 89118 (hereinafter referred to as "Administrator"). TapouT and Administrator are hereinafter collectively referred to as "Parties" and sometimes each individually as a "Party".

RECITALS

WHEREAS, TapouT is the owner of certain trademarks, service marks, trade names and/or logos, as more fully set forth herein; and

WHEREAS, TapouT desires to authorize the Administrator to (i) locate, select, license, and oversee the development of third-party athletic training centers bearing the TapouT trademark and logos, and (ii) administer, consult with and regulate such training centers in connection with their respective opening, development and operations, in all events pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TapouT and Administrator, wishing to be legally bound, hereby agree as follows:

TERMS

1. DEFINITIONS.

a. "Competing Marks & Brands" means trademarks, trade names, service marks, logos and other indicia of origin owned and controlled by any third party other than TapouT.

b. "Competitive Business" means any business involving the locating, selecting, administering, licensing, developing, consulting, regulation, collections, and/or any other service relating to the operating or supervision of facilities for personal or professional training in mixed martial arts or under a brand name or mark that is associated with mixed martial arts training or the mixed martial arts industry, including without limitation, facilities for training in mixed martial arts that are operated as part of, or located within, larger general training facilities.

c. "Facilities" and/or "Facility" shall mean, a facility for personal or professional training providing any of the following: cardiovascular equipment for training; weights; classes in boxing; mixed martial arts disciplines, including Brazilian Jiu Jitsu, grappling, wrestling, striking, traditional martial arts, and Muay Thai kick boxing; strength building; and athletic conditioning. The terms "Facilities" and/or "Facility" shall include (but not limited to) standalone facilities as well as facilities,

clubs, rooms or designated areas operated as part of, or located within, larger general training or fitness facilities that provide any of the foregoing types of personal or professional training.

d. "Initial License Fee" and/or "Initial License Fees" shall mean the monetary fee that is collected from a Licensee for the initial execution of a License and/or the renewal of a License.

e. "License" shall mean the right and license granted to a selected Facility, as determined and set forth by the Administrator in accordance with the terms of this Agreement, to operate as a TapouT Training Center (either as a Standalone Training Center or an MMA Club) for a term, in each case, pursuant to the terms of a TapouT Training Center License Agreement to be in a form mutually agreed by the Parties (each such agreement entered into with a given Licensee shall be referred to herein as a "Training Center License Agreement").

f. "Licensed Equipment" shall individually and collectively mean any and all athletic equipment hardware bearing or displaying the Marks that may be sold, rented or leased to a Licensee for the purpose: (1) of making the same available at Licensee's Facility; or (2) for displaying such equipment on or in any brochures, sales materials or websites advertising such Facility.

g. "Licensed Products & Merchandise" shall individually and collectively mean any and all products and/or merchandise, excluding "Licensed Equipment", bearing or displaying the Marks, that may be sold to a Licensee for the purpose of allowing such Licensee to resell such products and/or merchandise in a Licensee's Facility or through its brochures or website. For the avoidance of doubt, "Licensed Equipment" shall not be considered Licensed Products & Merchandise.

h. "Licensee Royalties" and/or "Licensee Royalty" shall mean any and all monetary amounts, credits and/or things or items of value actually collected from a Licensee and derived from such Licensee's sale, offering or provision of (collectively hereinafter referred to as "Revenue Sources" or "Revenue Source"): (i) classes and/or training sessions made available by the Licensee at a given Facility; (ii) door and/or admission fees for events and/or for use of the Licensee's Facility; (iii) sponsorship fees; (iv) endorsement fees; (v) memorabilia; (vi) memberships or membership fees; and (vii) other revenue generated by a given Licensee at their respective Facility or Facilities. The initial Licensee Royalty rate collected by Administrator from any Licensee shall be at least Six (6) Percent of the gross amount of the foregoing Revenue Sources.

i. "Licensees" and/or "Licensee" shall mean a third party operator of a Facility or Facilities that has executed a Training Center License Agreement.

j. "Marks" or "Mark" shall mean those trademarks, trade names, service marks, logos and other indicia of origin owned and controlled by TapouT that are listed in Exhibit A. As such, Exhibit A may be amended by TapouT from time to time unilaterally, and in its sole discretion; provided, however, that the Marks set forth on

Exhibit A on and as of the Effective Date may not be removed therefrom without the Parties' mutual written consent.

k. "MMA Club" shall mean a Facility (other than a Standalone Training Center) identified by Administrator and operating under, and using the Marks pursuant to, the terms of an executed Training Center License Agreement, which operates as part of, and/or is located within, a larger general training or fitness facility and which is dedicated to mixed martial arts training, including Brazilian Jiu Jitsu, grappling, wrestling, striking, traditional martial arts and Muay Thai kick boxing.

l. "Non-Licensed Products & Merchandise" shall individually and collectively mean any and all products and/or merchandise that are not Licensed Products & Merchandise or Licensed Equipment hereunder, that may be sold to a Licensee for the purpose of allowing such Licensee to resell such products and/or merchandise at Licensee's Facility.

m. "NPA" shall mean all areas and regions within the legally described boundaries of the area known as the Universe, including all areas of the World, but excluding the "Territory" (as defined below).

n. "NPA Facilities" and/or "NPA Facility" shall mean any Facilities and/or Facility that are located in the NPA.

o. "Other Sources" sources or potential sources of revenue derived from Licensees other than Initial License Fees, Licensee Royalties and Regional Co-Op Fees and, for the avoidance of doubt, other than Revenue Sources.

p. "Potential Licensees" and/or "Potential Licensee" shall mean a third party operator of a Facility or Facilities that Administrator has identified as a potential Licensee but that has not executed a Training Center License Agreement.

q. "Prospective Marks" shall mean those trademarks, trade names, service marks, logos and other indicia of origin owned and controlled by TapouT which incorporate the trademark "TAPOUT" with any additional words, designs or symbols.

r. "Regional Co-Op Fees" and/or "Regional Co-Op Fee" shall mean any and all fees collected from Licensees for the purpose of cooperation in a co-operational marketing plan, mutually approved by the Administrator and TapouT in writing, whereby at least two or more Licensees cooperate in an effort to improve, enhance or benefit marketing, profits or some other delineated objective.

s. "Renewal" shall mean any renewal of a Licensee's License for a selected Facility, as determined and set forth by the Administrator in accordance with the terms of this Agreement, to operate as a TapouT Training Center for a continued term, in each case, pursuant to the terms of a written amendment to an existing

Training Center License Agreement, or pursuant to a newly executed Training Center License Agreement.

t. "Services" shall mean, without limitation, at least all of the following services that Administrator is required to render in connection with each individual Licensee or Potential Licensee: locating; selecting; administering; licensing; developing; consulting; regulation; collections; and/or any other service ultimately delineated and approved by the Parties pursuant to a separate written agreement.

u. "Standalone Training Center" shall mean a Facility identified by Administrator and operating under, and using the Marks pursuant to, the terms of an executed Training Center License Agreement, which is operated as a separate and standalone Facility and not part of, or located within, any other Facility. For the avoidance of doubt, no Standalone Training Center shall be deemed to include any MMA Club.

v. "TapouT Training Center" shall mean a Standalone Training Center or an MMA Club.

w. "Targeted Minimum Number" shall mean:

(i) with respect to Potential Licensees: (A) ten (10) for the period commencing on the Effective Date and ending on December 31, 2009; (B) fifteen (15) for each full calendar year during the Initial Term or any Renewal Term after December 31, 2009; and (C) ten (10) for each partial year within the Initial Term or any Renewal Term after December 31, 2009;

(ii) with respect to executed Training Center License Agreements: (A) five (5) for the period commencing on the Effective Date and ending on December 31, 2009; (B) ten (10) for each full calendar year during the Initial Term or any Renewal Term after December 31, 2009; and (C) ten (10) for each partial year within the Initial Term or any Renewal Term after December 31, 2009.

x. "Targeted Minimum Proceeds" shall mean: (i) with respect to the Initial Term, One Million One Hundred Twenty Five Thousand Dollars ($1,125,000); (ii) with respect to the first Renewal Term, One Million Three Hundred Fifty Thousand Dollars ($1,350,000); and (iii) with respect to the second Renewal Term, One Million Six Hundred Twenty Thousand Dollars ($1,620,000).

y. "Territory" shall mean the United States and Canada and other areas in the NPA that the Parties mutually agree in writing to add to the Territory.

2. APPOINTMENT OF ADMINISTRATOR; GRANT OF RIGHTS.

A. Subject to the terms and conditions hereof, TapouT hereby appoints Administrator as its agent for the provision of Services, as defined herein and as more fully set forth in Paragraph 3 below, and Administrator hereby accepts such appointment, subject at all times to the terms and conditions of this Agreement.

B. Subject to the terms and conditions of this Agreement, and the limitations set forth herein, TapouT hereby grants Administrator, during the Term, an exclusive, non-transferable, non-assignable, non-sublicensable, royalty bearing license, in the Territory to:

i. identify, locate and select Potential Licensees;

ii. execute Training Center License Agreements with Potential Licensees for the sole purpose of (a) entering into Licenses; and (b) allowing such Potential Licensees to operate Facilities bearing the Marks and to utilize the name "TapouT Training Center" and/or "Tapout MMA Club";

iii. execute Training Center License Agreements or amendments thereto with Licensees for the sole purpose of (a) entering into Renewals, and (b) allowing such Licensees to continue to operate Facilities bearing the Marks and to continue to utilize the name "TapouT Training Center" and/or "TapouT MMA Club";

iv. promote to Potential Licensees or Licensees the availability to resell Licensed Products & Merchandise at their Facilities;

v. collect Initial Licensing Fees, Licensee Royalties, Regional Co-op Fees and/or other monies and credits from Licensees and Licensees' respective Revenue Sources; and

vi. deposit Initial Licensing Fees, Licensee Royalties, Regional Co-op Fees and/or other monies and credits from Licensees and Licensees' respective Revenue Sources into Administrator's account.

For the avoidance of doubt, the Parties agree and understand that during the Term hereof, the Administrator shall be the exclusive party to administer licenses to Facilities, located within the Territory, to operate as Facilities doing business under the Marks and/or any Prospective Mark.

C. Subject to the terms and conditions of this Agreement, and the limitations set forth herein, TapouT hereby grants Administrator, during the Term, a non-exclusive, non-transferable, non-assignable, non-sublicensable, royalty-bearing license, in the Territory to reproduce and display the Marks, solely in connection with the marketing and promotion of TapouT Training Centers.

D. Other than the rights specifically granted to Administrator herein in accordance with the terms and conditions hereof, TapouT reserves unto itself and/or its designees all rights now known or hereafter devised in and to the Marks and any likeness, characterization or representation

thereof throughout the Universe in perpetuity (the "Reserved Rights"), and Administrator shall have no rights in or to, or to exploit any goods utilizing, or otherwise to deal in or with, any of the Reserved Rights. The use by Administrator of the Marks or any form of the Marks licensed herein or similar thereto in any manner that is contrary to the licenses granted hereunder shall constitute a material breach of this Agreement, provided the Parties agree and understand that: (i) Administrator shall have thirty (30) days to cure such breach or default, as and to the extent provided in Paragraph 5(B)(ii); and (ii) a breach by a Licensee in connection with the use of the Marks shall not be considered a material breach by the Administrator provided the Administrator has employed commercially reasonable efforts to ensure Licensee's compliance with the terms of any Training Center License Agreement, including, without limitation, serving such Licensee a cease and desist letter regarding the breach, and if requested by TapouT in writing, instituting legal proceedings against Licensee regarding the continuance of such breach.

E. For the avoidance of doubt, the grant of rights contained in this Agreement shall not in any manner prohibit or restrict TapouT from selling or otherwise marketing clothing apparel, sportswear, supplements, equipment, videos, publications or any other items bearing and/or sold under the Marks either directly or through other means of distribution.

F. First Right of Refusal.

In addition to other rights granted to Administrator herein, TapouT hereby grants Administrator a first right to negotiate (the "Right of First Refusal") the terms under which the Administrator may provide services and administer licenses to or for NPA Facilities, all subject to the following terms and conditions:

(i) If TapouT plans to enter into any arrangement relating to the administration of licenses to NPA Facilities and/or a NPA Facility (either on its own initiative or in response to a proposal from a third party), before entering into an agreement with any other party with respect to the administration of such licenses by such third party or the provision by such third party of services (similar to the Services) in connection with such NPA Facilities and/or NPA Facility, TapouT shall notify the Administrator in writing of TapouT's intention to enter into such arrangements (the "Initial Offer Notice"), which shall specify the following proposed terms on which TapouT would enter into such arrangements: (a) the amount of any advance payable to TapouT upon execution of a license administration agreement relating to such NPA; (b) the terms of which TapouT and the administrator would share in the proceeds collected from licensees under license agreements between TapouT and the licensees; (c) minimum number of license agreements to be executed and delivered by licensees during any specified period within the term of the license administration agreement relating to such NPA; and (d) the length of the initial term preclusive of any renewal periods.

(ii) For a period of 30 days following the date of the Initial Offer Notice (the "Negotiation Period"), TapouT shall give the Administrator the exclusive right to negotiate the terms on which the Administrator may provide Services

and administer Licenses issued to Licensees in the NPA identified in the Initial Offer Notice; provided, however, that TapouT shall have no obligations under this Paragraph 2(F) if the Administrator is in material breach or default of its obligations hereunder.

(iii) If TapouT and Administrator are unable to negotiate mutually acceptable terms on which the Administrator would provide services and administer licenses in connection with the respective NPA Facilities within the Negotiation Period, TapouT shall have fulfilled each and all of its obligations under this Paragraph 2(F) and TapouT may enter into negotiations, arrangements or agreements with any other party or parties concerning the provision of any services or administration of licenses in connection with any Tapout Training Centers in any NPA; provided, however, the terms of any such arrangement relating to an NPA with respect to the specific matters covered in the Initial Offer Notice delivered by TapouT in connection with such arrangement (as described in clauses (a) through (d) of Paragraph 2.F(i)) shall not be more favorable to the third party prospective administrator than the terms described in the Initial Offer Notice (i.e. the matters described in clauses (a) through (d) of Paragraph 2.F(i)).

3. SERVICES PROVIDED BY ADMINISTRATOR.

A. Administrator shall, at its sole cost and expense, provide the Services to TapouT. Without limiting the generality of the foregoing, Administrator shall do the following:

i. within forty five (45) days of TapouT's execution of this Agreement, develop a criteria, to be approved by TapouT in writing, setting forth the requirements for any individual Facility to be licensed as a TapouT Training Center, which criteria shall include, without limitation, operating history and experience, financial metrics and considerations, and location considerations (the "Submitted Criteria"), and once TapouT and Administrator agree to and approve a set of Submitted Criteria such criteria shall be referred to as the "Approved Criteria" (as indicated in Paragraph 4(b) hereof) and, subject to the terms hereof, shall be the sole set of criteria that both TapouT and Administrator utilize in determining whether to accept or reject Potential Licensees; provided, however, that if three (3) or more Training Center License Agreements shall have been terminated (in each case, for any reason other than a termination by a Licensee in accordance with the terms of such agreement, provided that such Licensee is not in breach of its obligations under the agreement) within any 12 month period ("12 Month Period") during the Term, then subsequent to such third termination the Parties shall meet and confer to discuss the reasons for said terminations and if the Parties mutually agree that amendment of the Approved Criteria is necessary then the Parties may amend the Approved Criteria pursuant to mutual agreement or in the alternative if the Parties can not agree on amendment of the Approved Criteria then Administrator shall increase its Target Minimum Number of executed Training Center License Agreements by the number of License Agreements that were terminated for said breaches during the 12 Month Period. The Parties understand and agree that, unless otherwise mutually agreed in writing by the Parties, any amendment to Approved Criteria as set forth in this Paragraph

3(i) and any discussions regarding the same shall be limited in scope to the amendment of criteria that will eliminate the reasons for breach or deficiencies causing said breaches.

ii. within forty five (45) days of TapouT's execution of this Agreement, develop a detailed business and financial plan for the rollout, licensing and administration of TapouT Training Centers (the "Business Plan") providing, at a minimum, the following information: (a) target market segment strategy, (b) Strategy and Implementation Summary, (c) sales forecast, (d) milestones, (e) personnel plan, (f) cash flow projections, (g) sales forecast, (h) membership attrition forecast, (i) start up cost information, and (j) operational costs and payroll information;

iii. perform the Services in accordance with the Business Plan;

iv. identify Potential Licensees in accordance with the Approved Criteria pursuant to written notices to be received by TapouT setting out, in reasonable detail, the name of the Potential Licensee, the proposed Facility, and the application of the Approved Criteria;

v. conduct due diligence regarding Potential Licensees, considering, without limitation, in accord with the Approved Criteria;

vi. negotiate Training Center License Agreements with Proposed Licensees and deliver final, negotiated Training Center License Agreements to TapouT for prior written approval;

vii. once a Training Center License Agreement is executed, supervise Licensees in the development, construction and conversion of Facilities to TapouT Training Centers only to the extent that such development, construction and conversion does not subject Administrator and TapouT to a State's franchise law;

viii. ensure compliance with and enforce the terms of each individual Training Center License Agreement;

ix. (a) diligently collect from Licensees Initial Licensing Fees, Licensee Royalties, Regional Co-op Fees, and any and all other monies and credits from Licensees and their respective Revenue Sources, (b) deposit all such sums, and (c) distribute such sums pursuant to the terms set forth herein;

x. identify at least two (2) Potential Licensees and Facilities per each calendar quarter during the period commencing on the date hereof and ending on December 31, 2009, and at least four (4) new Potential Licensees and Facilities per each calendar quarter during the Term after December 31, 2009;

xi. deliver (a) at least one (1) Training Center License Agreements executed by Licensees per each calendar quarter during the period commencing on the date hereof and ending on December 31, 2009, (b) at least five (5) Training Center License Agreements executed by Licensees during the period commencing on the date hereof and ending on December 31, 2009, of which at least four (4) shall be related to Standalone Training Centers, (c) at least two (2) Training Center License Agreements executed by Licensees per each calendar quarter during the Term after December 31, 2009, and (d) at least ten (10) Training Center

License Agreements executed by Licensees per each calendar year during the Term after December 31, 2009, of which at least eight (8) shall be related to Standalone Training Centers; provided, however, (A) in the event that Administrator fails to comply with the requirement set forth in clause (a) hereof but otherwise complies with the requirement set forth in clause (b) hereof, and/or (B) in the event that Administrator fails to comply with the requirement set forth in clause (c) hereof but otherwise complies with the requirement set forth in clause (d) hereof, then Administrator will not be in breach of this Paragraph 2.A(xi).

xii. comply with, and use commercially reasonable efforts to cause all Licensees to comply with (in all material respects), all applicable laws, orders, rules and regulations of federal, state or local governments in its or their respective performance of this Agreement or any Training Center License Agreement, including, without limitation, all consumer protection laws, laws governing the use of trade secrets and other proprietary information, and laws applicable to Administrator or Licensees as an employer of labor only to the extent that such compliance and efforts do not subject Administrator and TapouT to a State's franchise law;

xiii. secure and maintain, and cause all Licensees to secure and maintain, in full force and effect all licenses, approvals, certifications, and permits required of Administrator or Licensees, and their respective employees, for the respective performance hereunder or under any applicable Training Center License Agreement only to the extent that such securing and maintenance does not subject Administrator and TapouT to a State's franchise law;

xiv. notify TapouT in writing within five (5) days of the commencement of any material action, suit or proceeding or of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality involving Administrator, a Licensee, or any Facility or TapouT Training Center;

xv. administer Licenses, and monitor the activities of Licensees and any breaches or violations of the obligations under the Licenses or the Training Center License Agreements by the Licensees, and enforce the rights of TapouT and the obligations of Licensees under the Licenses and the Training Center License Agreements;

xvi. cause each Licensee, at its sole expense, to maintain the condition and appearance of their respective TapouT Training Center and all tangible property used to operate their respective TapouT Training Center in the highest degree of cleanliness, orderliness and repair, consistent with prudent and customary business practices; and further cause each Licensee to promptly replace any tangible property used to operate a TapouT Training Center which becomes worn, damaged and non-repairable, or mechanically impaired to the extent that it no longer adequately performs the function for which it was originally intended only to the extent that such activity does not subject Administrator and TapouT to a State's franchise law;

xvii. promptly report to TapouT any incidents involving personal injury by customers of the TapouT Training Centers sustained at such Facilities; and submit to TapouT promptly upon receipt copies of all customer complaints and notices and communications received from any government agency relating to alleged violations of applicable laws; and authorize

the government agency to provide the same information directly to TapouT, upon TapouT's request;

xviii. not, directly or indirectly, discriminate on the basis of race, color, religion, sex, national origin, sexual orientation, citizenship, age, otherwise qualified disability, or veteran status;

xix. not, directly or indirectly, except as expressly authorized hereunder, offer, sell or market to Licensees (or permit Licensees to offer, sell or market to consumers) any Licensed Products & Merchandise without the express written consent of TapouT, which consent may be withheld at the sole and absolute discretion of TapouT, whether on the premises of any TapouT Training Center or through any website owned or controlled thereby;

xxiii. intentionally omitted;

xxiv. not, directly or indirectly, except as expressly authorized hereunder, maintain any website promoting the TapouT Training Centers or otherwise use the Marks in any domain name or on any public computer network without the express written consent of TapouT;

xv. not, directly or indirectly, own (either beneficially or of record), engage in or render services to, whether as an investor, partner, lender, director, officer, manager, employee, consultant, representative or agent, any Competitive Business located anywhere in the United States; provided the foregoing does not prevent Administrator from owning 2% or less of the voting stock of a Competitive Business that is an entity whose shares are publicly traded on a national or foreign securities exchange;

xvii. not, directly or indirectly, for itself or on behalf of any other person, (i) divert or attempt to divert any business or customer of TapouT to a Competitive Business or perform any act which injures or prejudices the goodwill and reputation of TapouT or the Marks or (ii) induce or attempt to induce any employee of TapouT to leave the employ of TapouT; and

xviii. cause each Licensee to acknowledge and agree that if such Licensee has a bona fide dispute with any supplier or vendor which such Licensee believes justifies non-payment or partial payment, Licensee must promptly notify the supplier or vendor of the particulars of its claim and diligently pursue resolution of the claim or prosecution of appropriate legal action; and to further acknowledge and agree that any trade debt which remains unpaid for more than sixty (60) days after the date it is due shall constitute a breach of their respective Training Center License Agreement unless, before the end of the sixty (60) day period (i) such Licensee and the supplier or vendor agree to alternative payment terms; or (ii) such Licensee initiates appropriate legal action to contest the trade debt.

B. The Parties acknowledge and agree that TapouT shall, in its sole discretion, have the right to approve or deny any Potential Licensees based solely on the Approved Criteria. Administrator agrees to employ the following process to determine (1) whether to grant a License to a Potential Licensee, and (2) when to enter into a proposed Training Center License Agreement:

i. Administrator shall identify Potential Licensees in accordance with the Approved Criteria pursuant to written notices to be received by TapouT setting out, in reasonable detail, the name of the Potential Licensee, the proposed Facility, the application of the Approved Criteria, and such other information as shall permit TapouT to understand the determinations made by Administrator (as is reasonably requested by TapouT from time to time);

ii. TapouT shall have ten (10) days business days to approve or deny any Potential Licensee, which shall be made based on its good faith determination after consideration of the Approved Criteria, provided that such approval shall not be unreasonably withheld and provided further that, if TapouT has not expressly approved or denied a Potential Licensee within ten (10) business days of receipt of written notice from Administrator, such Potential Licensee shall be deemed approved by TapouT;

iii. In the event that TapouT rejects any Potential Licensee, it shall provide written notice describing in reasonable detail its reasons therefore, including a list of one or more Approved Criteria that the Potential Licensee failed to satisfy; and its determination will be binding on Administrator;

iv. In the event that TapouT approves any Potential Licensee, Administrator shall then proceed to document and negotiate the License to be provided to the Proposed Licensee pursuant to the terms of a Training Center License Agreement;

v. In the event that a Proposed Licensee executes a Training Center License Agreement without revision or modification, Administrator shall not be required to further provide any such agreement to TapouT for review or approval;

vi. In the event that a Proposed Licensee negotiates revisions or modifications to any Training Center License Agreement, then Administrator shall deliver to TapouT the final negotiated Training Center License Agreement (along with a clearly marked document and description showing all such revisions or modifications) for TapouT's review and approval, at its sole and absolute discretion;

vii. In case a Proposed Licensee negotiates revisions or modifications to any Training Center License Agreement, TapouT shall approve or deny any such Training Center License Agreement within ten (10) days after its receipt of notice of such agreement from Administrator (together with the revised or modified agreement and the required accompanying information), at TapouT's sole and absolute discretion, or to otherwise provide comments thereto; provided, that, if TapouT has not expressly approved or denied any such agreement within such ten (10) day period business days of receipt of notice from Administrator, such agreement shall be deemed approved by TapouT;

viii. In the event that TapouT rejects any proposed Training Center License Agreement, it shall provide written notice describing in reasonable detail the revisions or modifications that are unacceptable; and its determination will be binding on Administrator, and will require Administrator to, and Administrator shall, further negotiate the terms of such Training Center License Agreement until ultimately approved by TapouT (and this process shall iterate until such approval occurs or TapouT provides written notice that such Proposed Licensee, or its revised

or modified terms will not be accepted by TapouT and/or that such Proposed Licensee is subsequently rejected by TapouT);

ix. In the event that TapouT approves any proposed Training Center License Agreement, Administrator shall be permitted to execute the same (and to cause the Proposed Licensee to execute the same).

C. Administrator shall, within fifteen (15) days of the end of each calendar quarter (i.e. the end of March, June, September and December) during the Term of this Agreement, provide TapouT with a status report ("Status Report"). The Status Report shall include, but not be limited to, the following information as of the reporting month:

i. Total number of existing Licensees;
Number of Licensees that executed Training Center License Agreements within the applicable reporting period;

ii. Number of Potential Licensees who are in contract negotiations with Administrator;

iii. Preliminary information as to Initial License Fees, Licensee Royalties, Regional Co-Op Fees and any and all other monies and credits actually received by Administrator during such reporting period;

iv. Websites procured by Administrator for Licensees; and

v. Any enforcement actions taken by Administrator against Licensees.

vi. TapouT may require, in its discretion, additional information to be provided in such Status Reports, provided such requests by TapouT are commercially reasonable.

D. Reserved.

E. For the avoidance of doubt, subject to the provisions of Paragraph 3.F below and except for the administration of Licenses under Training Center License Agreements in accordance with the terms hereof, any agreement with respect to the sale of Licensed Products & Merchandise (and/or any resale thereof at any TapouT Training Centers), and any agreement with respect to the sale, rent or lease of Licensed Equipment to Licensees, shall be pursuant to separate written agreements mutually acceptable to each of TapouT and Administrator; and nothing contained herein is intended to impose any obligation on TapouT whatsoever to enter into or engage in discussions or negotiations with Administrator with respect to any transactions relating to Licensed Products & Merchandise, Licensed Equipment or any other products, services or arrangements with Licensees. Administrator specifically acknowledges, agrees and understands that this license does not grant Administrator any rights to produce or manufacture, for its own use, sale or any other use whatsoever, any products, goods or materials whatsoever, including, but not limited to, any apparel, equipment, nutritional supplements and/or accessories (for sale to the public, Licensees, Facility members, for internal staff use or otherwise) bearing the Marks.

F. If Administrator identifies any prospective sales relationship with a Licensee with which TapouT does not then have an existing sales relationship or any pre-existing business relationship for the sale of Licensed Products & Merchandise, and to the extent TapouT pursues such relationship with such Licensee, Administrator shall be entitled to receive a percentage of the gross receipts generated and actually collected by TapouT from the sale of Licensed Products & Merchandise (other than any products and/or merchandise not manufactured by TapouT or manufactured by third parties pursuant to licensing arrangements with TapouT) to such Licensee, with such percent of gross receipt to be no less than:

i. Ten percent (10%) of such gross receipts if such sale is made through TapouT's wholesale website; and

ii. Nine percent (9%) of such gross receipts if such sale is made through TapouT's sales agents or means other than TapouT's website.

G. Notwithstanding the foregoing and or anything to contrary herein the Parties agree and understand the Administrator is not proscribed from selling or permitting Licensees to carry "Non-Licensed Products & Merchandise" that bear "Competing Marks & Brands" within their Facilities or Facilities' websites.

4. SERVICES PROVIDED BY TAPOUT.

a. TapouT shall work with and assist the Administrator, in a commercially reasonable manner, to facilitate the objectives of this Agreement, and at least once a week, TapouT shall provide a key personnel member ("Key Person"), authorized to make key decisions, for a telephonic or in-person meeting.

b. Within twenty (20) business days of the Administrator's submission to TapouT of the Submitted Criteria and all other information reasonably requested by TapouT in connection with its assessment of such criteria, TapouT shall provide to the Administrator its assessment of the Submitted Criteria setting forth: (i) all Submitted Criteria it approves for inclusion in the Approved Criteria; and (ii) all additional criteria that TapouT wishes to be included in the Approved Criteria. The Parties shall thereafter use their commercially reasonable efforts to finalize all Submitted Criteria for inclusion as Approved Criteria, and confirm in writing all Approved Criteria. Notwithstanding the foregoing or anything contained herein to the contrary, TapouT shall have the right to review, reevaluate, modify and/or supplement the Approved Criteria at least once every year during the Term hereof.

c. TapouT shall only utilize and follow the Approved Criteria in making any determination to approve or deny (as specified and set forth in Paragraphs 3 and 4) a Potential Licensee for the approval of a grant of License and shall not deny approval of a Potential Licensee for the grant of a License if TapouT determines that the Potential Licensee meets all delineated Approved Criteria; provided, however, that notwithstanding the foregoing, the Parties understand and agree that this Paragraph 4(c) does not give rise to any third-party beneficiary rights to any Potential Licensees or any other person.

d. TapouT shall be subject to applicable provisions set forth in Paragraphs 3(B)(ii) through 3(B)(iv), and Paragraphs 3(B)(vii) through 3(B)(ix), relating to the approval or denial of Potential Licensees, and the approval or rejection of Training Center License Agreements.

5. TERM; TERMINATION.

A. TERM

The Parties agree and understand that the term of this Agreement shall commence on the Effective Date first set forth above and shall terminate on the five (5) year anniversary thereof (the "Initial Term"). Administrator may, in its sole discretion, extend and renew the Agreement for two (2) additional five (5) year renewal terms (each such five (5) year renewal term after termination of the Initial Term, if any, a "Renewal Term" and together with the Initial Term, the "Term"), provided, and only to the extent that, (i) on or before the expiration of the previous Term (including without limitation, the Initial Term), Administrator has located at least the Targeted Minimum Number of Potential Licensee's that have fully met the Approved Criteria, (ii) on or before the expiration of the previous Term (including without limitation, the Initial Term), at least the Targeted Minimum Number of Training Center License Agreements have been executed and delivery, (iii) on or before the expiration of the previous Term (including without limitation, the Initial Term), the gross Initial Licensing Fees, Licensee Royalties, Regional Co-op Fees and/or other monies and credits from Licensees and their respective Revenue Sources actually collected by Administrator during the previous Term equals or exceeds the Targeted Minimum Proceeds, and (iv) on the expiration date of the previous Term, there exists no uncured material breach by Administrator of any provision of this Agreement. For the avoidance of doubt, Administrator shall not be entitled to renew for a Renewal Term following termination of the Initial Term, unless each of the criteria set forth in the immediately preceding sentence shall have been satisfied with respect to the Initial Term, and Administrator shall not be entitled to renew for a second Renewal Term, unless such criteria shall have been satisfied with respect to the first Renewal Term (if any). Administrator shall be required to provide TapouT with written notice of its desire to renew the Agreement at least 90 days before the end of the then current term (including without limitation, the Initial Term), which notice shall include a certification by the senior executive officers of Administrator that the requirements set forth in clauses (i) through (iv) of the immediately preceding sentence have been achieved. Any such renewal shall be subject to Administrator's execution and delivery of a general release, substantially in the form to be mutually agreed by the Parties, and Administrator's execution of such general release before expiration of the Initial Term shall be a condition precedent to the effectiveness of the Renewal Term.

B. TERMINATION

i. This Agreement shall terminate upon: (1) its expiration, (2) the failure or inability to timely renew, (3) the assignment of Administrator's assets or business for the benefit of creditors, and (4) any filing by Administrator for voluntary or involuntary bankruptcy or dissolution. Subject to Paragraph 5(B)(ii), TapouT may, at its sole option, terminate the Agreement for (I) use of the Marks by Administrator in a manner not prescribed under this Agreement (granted Administrator's use of the Marks in compliance with another agreement between the Parties shall and cannot ever trigger and or be the basis of termination of this Agreement by TapouT), (II) upon Administrator's failure to make any payment due hereunder, (III) upon written notice to

Administrator, in the event Administrator fails to submit to TapouT at least the Targeted Minimum Number of Potential Licensees that meet the Approved Criteria or at least the Targeted Minimum Number of executed Training Center License Agreements, and (IV) upon the breach by Administrator of any other provisions or part hereof.

ii. Notwithstanding the foregoing and or anything to the contrary in Paragraph 5(B)(i), for the purposes of terminating this Agreement under Paragraph 5(B)(i), TapouT must provide Administrator written notice (the "Default Notice") describing in reasonable detail the basis for Administrator's default or breach of Paragraph 5(B)(i) (other than in the case of a breach or default under clause (II) of the second sentence of Paragraph 5(B)(i)) and, so long as such default or breach is not Repetitive (as defined below), Administrator shall have the right to cure such default or breach (but in each and every case, only if capable of being cured) as follows: (i) in the case of a breach or default under clauses (I) or (IV) of the second sentence of Paragraph 5(B)(i), within thirty (30) days from the date of the Default Notice; and (ii) in the case of a breach or default under clause (II) of the second sentence of Paragraph 5(B)(i), within five (5) days from the date of the Default Notice; provided, however, that the Administrator shall have no right to cure in the case of a breach or default under clause (III) of the second sentence of Paragraph 5(B)(i). For the purposes hereof, the term "Repetitive" means a breach or default (or a repeated instance of a breach or default) on more than three (3) occasions. For the avoidance of doubt, so long as Administrator is not otherwise in breach or default of its obligations set forth in Paragraphs 10.H. and 10.I., no misuse of Marks by a Licensee that is reprimanded by Administrator, in accordance with the terms hereof, upon discovery by Administrator shall be imputed to Administrator.

iii. Upon expiration or termination of this Agreement, Administrator shall discontinue, cease and desist, within thirty (30) days, the use of any and all Marks in conjunction with any signs, advertising, phone listings, business usage, and/or any other use whatsoever. In such event, Administrator shall not thereafter identify itself in any way as an agent, administrator, licensee or former administrator (other than required for or by a judicial tribunal, cpa, for tax purposes and any other need to know basis) of TapouT or use any of its proprietary information and/or materials). Further, Administrator shall not adopt or use any words, logos or marks which are likely to be similar to or confused with the Marks and shall take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to Administrator's use of any of the Marks (unless otherwise transferred by TapouT pursuant to the terms hereof).

iv. Upon any expiration or termination of this Agreement, TapouT shall have the sole right and option, exercisable in its sole discretion, to execute a separate Training Center License Agreement with each individual Licensee, or otherwise cause each existing Training Center License Agreement to terminate, and thereafter, cause Administrator and each Licensee to promptly redecorate, remodel and identify all aspects of each Facility as may be necessary, at TapouT's reasonable discretion, to distinguish them from the facilities of TapouT's duly authorized licensees.

v. Should this Agreement be terminated, it is specifically understood that all rights granted to Administrator herein shall terminate and revert to TapouT.

C. TERMINATON OF LICENSEE/TRAINING CENTER LICENSE AGREEMENT.

i. Administrator will cause each Training Center License Agreement to terminate upon: (1) its expiration, (2) the failure or inability of a Licensee to timely renew, (3) the assignment of a Licensee's assets or business for the benefit of creditors, and (4) any filing by a Licensee for voluntary or involuntary bankruptcy or dissolution. Without limiting any other provision of this Agreement or any provision in any Training Center License Agreement, TapouT may, at its sole option, terminate any Training Center License Agreement (i) immediately upon any misuse of the Marks by a Licensee, (ii) immediately upon a Licensee's failure to make any payment due thereunder, provided such breach is not cured within five (5) days after Administrator or TapouT has given such Licensee written notice of said breach, and (iii) upon the breach by a Licensee of any other provisions or part of any Training Center License Agreement which breach is not cured within thirty (30) days after Administrator or TapouT has given such Licensee written notice of said breach.

ii. Upon expiration or termination of any Training Center License Agreement, Administrator shall use commercially reasonable efforts to cause the relevant Licensee to discontinue, cease and desist, within fourteen (14) days thereof, the use of any and all Marks in conjunction with any signs, advertising, phone listings, business usage, and/or any other use whatsoever. In such event, Administrator shall cause such Licensee to cease from thereafter identifying itself in any way as an agent, administrator, licensee or former licensee of TapouT or Administrator or using any of TapouT's or Administrator's proprietary information and/or materials. Further, Administrator shall ensure that such Licensee does not adopt or use any words, logos or marks which are likely to be similar to or confused with the Marks and shall take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to such Licensee's use of any of the Marks (unless otherwise transferred by TapouT pursuant to the terms hereof).

D. OTHER EFFECTS OF TERMINATION.

i. Administrator shall require each Licensee to execute a Training Center License Agreement that grants permission and authority to TapouT, its agents and/or assigns to enter the premises of the Licensee's respective Facility, in the event of the expiration or termination of this Agreement or any TapouT Training Center Agreement, for any reason, to remove any and all signs, displays, membership agreements, stationery and other items bearing the Marks, whether located inside or outside of such Facility; provided that the same is removed, destroyed or delivered to the respective Licensee or its duly authorized representative, at TapouT's discretion and at each Licensee's expense, within thirty (30) days following the termination of this Agreement or any Training Center License Agreement or the expiration of the term hereof or thereof. In the event TapouT is required to exercise its rights under this paragraph, Administrator will cause each respective Licensee to pay for any and all reasonable costs associated with the removal of any and all items bearing the Marks from the respective premises.

E. Paragraphs 1, 2.D., 5, 6, 7, 8, 9, 10, 11, and 13 through 30 will survive any termination or expiration of this Agreement.

6. <u>ADMINISTRATOR COSTS</u>.

All costs, fees and expenses associated with rendering the Services shall be borne solely and exclusively by Administrator.

7. COMPENSATION; BOOKS & RECORDS; AUDIT RIGHTS.

A. Administrator shall employ commercially reasonable efforts to collect the aggregate of all Initial License Fees, Licensee Royalties, Regional Co-Op Fees, and any and all other monies and credits from Licensees and their respective Revenue Sources, directly from Licensees (the aggregate of any and all such amounts actually collected during any given calendar period shall be referred to herein as "Gross Receipts").

B. The Parties agree and understand that Administrator shall allocate and pay any and all Gross Receipts as follows:

i. Fifty Percent (50%) to Administrator; and

ii. Fifty Percent (50%) to TapouT.

C. During the Term of this Agreement and during any period thereafter when relating to Gross Receipts actually collected during the Term, Administrator shall pay TapouT, within forty-five (45) days of the end of a given calendar quarter, TapouT's share of Gross Receipts actually collected in such calendar quarter. Together with each payment, Administrator shall furnish TapouT complete statements, certified to be accurate by an authorized representative of Administrator, setting forth in reasonable detail, all Initial License Fees, Licensee Royalties, Regional Co-Op Fees, and any and all other monies and credits from Licensees and their respective Revenue Sources actually collected by Administrator in the applicable calendar quarter, separated by individual Licensee and Facility, and such other information as may be reasonably requested from time to time by TapouT.

D. Administrator, upon obtaining TapouT's prior written approval, may increase the License Fee for any Renewal entered into with a Licensee.

E. All funds shall be paid in United States currency. No other form of currency shall be accepted. Payment-in-full shall be a condition precedent to the continued maintenance of the license hereunder.

F. Any amount due hereunder to TapouT by Administrator that is not paid on or prior to its due date shall bear interest at the rate of seven percent (7%) per annum (but in no event greater than the maximum rate of interest allowed by law) from such due date until payment of such amount in-full. Any payment shall be applied first to accrued interest and then to the delinquent amount. In the event of any payment default, Administrator agrees to pay any and all reasonable attorneys' fees and costs of collection to the extent permitted by law.

G. Administrator shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at Administrator's principal place of business, for at least three (3) years following the end of the quarterly period to which they pertain.

H. The books and records of Administrator shall be open for audit and inspection by TapouT or an independent auditor reasonably acceptable to TapouT during the Term and during the three (3) year period thereafter for the purpose of verifying accounting statements hereunder. Such audit and inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Agreement shall be at TapouT's expense; provided, however, if a variation or error producing an increase exceeding five percent (5%) of the amounts stated for any period covered by the inspection is established in the course of any such inspection, then Administrator shall reimburse TapouT for the reasonable costs of such inspection. Should any such inspection reveal a shortfall in amounts which were otherwise payable, Administrator shall promptly pay the shortfall. This Paragraph shall in no way limit any other rights and remedies available to TapouT for any underpayments discovered by TapouT or any auditor thereof, whether arising under this Agreement or at law or in equity.

8. OTHER REVENUE SOURCES.

Notwithstanding any portion of this Agreement to the contrary and for the avoidance of doubt, the Parties agree and understand that Other Sources may be identified from time to time during the Term. The Parties agree and acknowledge that any and all such Other Sources and any and all arrangements, agreements or understandings relating to such Other Sources shall not be subject to any fee split or sharing between the Parties set forth in Paragraph 7 above; and further for the avoidance of doubt, the Parties agree that TapouT has no obligation whatsoever to the Administrator with respect to any such Other Sources.

9. CONFIDENTIAL INFORMATION.

a. "Confidential Information" means (i) the terms and conditions of this Agreement (but not including the existence of this Agreement), (ii) any proprietary or confidential information or material, including all trade secrets, in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving Party, or (iii) proprietary or confidential information or material, including all trade secrets, disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing (or by facsimile or email) within thirty (30) days by the disclosing Party; *provided, however,* that the above information shall not be deemed Confidential Information, to the extent the receiving Party can establish by competent written proof that such information:

1. was already known to the receiving Party, other than under an obligation of confidentiality owed to the disclosing Party, at the time of disclosure;

2. was generally available to the public or otherwise part of the public domain at the time of its disclosure hereunder to the receiving Party; or

3. becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement.

b. Except as expressly provided in this Agreement, the Parties agree that, for the Term and for five (5) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes of facilitating the objectives of this Agreement any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement. Without limitation upon any provision of this Agreement, each of the Parties hereto shall be responsible and liable for the observance by its employees and contractors of the confidentiality obligations set forth in this Paragraph 8 and this Agreement, generally.

c. Permitted Disclosures. Except as otherwise limited by this Agreement, each Party hereto may disclose the other Party's Confidential Information (i) to its advisors, financial investors and other similarly situated third parties on a need to know basis, if such permitted recipients agree to be bound by the terms of this Paragraph 9, and (ii) to the extent such disclosure is reasonably necessary in connection with filing or prosecuting trademark or other intellectual property applications or registrations, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it shall give reasonable advance notice to the latter Party of such disclosure and shall cooperate with the original disclosing party in any effort by the original disclosing party to secure a protective order blocking the disclosure of, or otherwise affording confidential treatment to, such Confidential Information.

10. PROPERTY OF TAPOUT.

A. NAMES & LOGOS

Administrator acknowledges and understands that at all times and in all respects, the names "TapouT" and "TapouT Training Center" and the Marks, are the sole property of TapouT and that Administrator has only been granted a license to use such in accordance with this Agreement, and as identified in Exhibit A. Accordingly, Administrator shall not make (or cause to be made) any application for registration of any trademark or service mark licensed herein or which in TapouT's reasonable opinion is confusingly similar thereto, or take any action which will interfere with TapouT's trademarks, service marks, or insignia and/or logo designs which are an indicia thereof, other than as set forth in this Agreement. Moreover, Administrator agrees not to use any mark confusingly similar to such Marks and Administrator further agrees not to advertise, use or cause to be used the Marks as applied to any other product or service other than for promoting and/or administering the Licenses and the individual TapouT Training Centers as set forth in this Agreement and/or for carrying out the specific objectives of this Agreement. "Promoting and/or administering the Licenses" shall include, but not be limited to Administrator's ability to use the Marks in conjunction with the use of a website linking to TapouT's global standard website located at the URL www.TapouT.com, along with Administrator's own independent website; myspace; facebook; billboards; signage; mailings; advertisements via television, radio, newspapers, magazines and/or other medium/media in each instance, with the consent of TapouT which shall not be unreasonably withheld, and provided that no such individual website or other destinations (other than TapouT's global standard website) shall make available for sale any Licensed Merchandise & Products or any Non-licensed Merchandise & Products. The Parties agree and

understand that TapouT shall have a website located at the URL www.TapouTworldwide.com (the "TapouT Website") which shall serve as an initial pass through portal for leads and inquiries. The Parties agree and understand that all leads and inquiries received through the TapouT Website shall be sent to the Administrator within two (2) business days of receipt. Each Licensee shall have its own web domain ("Domain Name(s)") for its respective TapouT Training Center. Administrator shall purchase the respective Domain Name(s) and hold them for delivery to TapouT upon expiration or termination of this Agreement. To the extent any Licensee's website is associated with a domain name that uses, incorporates, refers to, or otherwise associates with all or part of the Marks, Administrator shall first obtain TapouT's written consent to use such domain name. Upon TapouT's consent to Administrator's use of a domain name incorporating the Marks, TapouT shall grant, and hereby does grant, Administrator a fully-revocable right to use the Marks in association with such Licensee website and using only the domain name approved by TapouT. If TapouT approves Administrator's use of the Marks in connection with a Licensee's website, Administrator shall provide TapouT with all information and passwords related to the operation and administration of that Licensee website. During the Term of this Agreement, each Licensee may provide a link from such Licensee's website to the TapouT Website or to the website located at the URL www.TapouT.com. Upon expiration or termination of this Agreement, Administrator shall promptly transfer and assign the Mark-related domain names associated with any Licensee website, and any and all content associated with such domain name, to TapouT without further compensation or consideration to Administrator or Licensee. In the event Administrator does not transfer and assign such Mark-related domain name to TapouT within ten (10) days of the expiration or termination of this Agreement, then Administrator hereby appoints TapouT as its attorney-in-fact to take all steps necessary to assign each Licensee's Mark-related domain name to TapouT.

B. CORPORATE & LEGAL ENTITIES

Administrator shall make no application for the registration of a corporation, partnership or other legal corporate entity which makes use of or includes the words "TapouT," "TapouT Training Center" or any form of the Marks licensed herein or similar thereto and shall not permit, encourage or condone any Licensee to do so. Administrator is, however, herein authorized, solely for the purpose of facilitating the objectives of this Agreement, to make registration of a fictitious business name or d.b.a. (doing business as) registration which includes the words "TapouT Training Center" with the county, city and/or state (as applicable) and is authorized to license Licensees to do the same; provided, that, upon termination or expiration of this Agreement, Administrator shall either terminate, or transfer to TapouT, all such fictitious business names and/or d.b.a registrations. In the event Administrator does not transfer and assign such Mark-related fictitious business names and/or d.b.a. registrations to TapouT within ten (10) days of the expiration or termination of this Agreement, then Administrator hereby appoints TapouT as its attorney-in-fact to take all steps necessary to assign each such fictitious business names and/or d.b.a. registration to TapouT.

C. VALIDITY

Administrator agrees not to raise or cause to be raised any questions concerning, or objections to, the validity of the Marks or to the rights of TapouT therein on any grounds whatsoever. Subject to the terms and conditions of this Agreement including, without limitation, Administrator's obligation to provide notice as set forth herein to TapouT of any Licensee's breach of the terms and conditions of any Training Center License Agreement, TapouT

understands that a Licensee's uncured rogue and/or independent activities shall not be attributed, blamed, held liable against and/or imputed to the Administrator, provided, and only to the extent, that Administrator takes such action as is requested by TapouT in its sole discretion to enforce the terms of any respective Training Center License Agreement, and/or to otherwise cause the termination of any such activities, and further provided that, TapouT shall have the right, in addition to any and all other remedies available hereunder, under any Training Center License Agreement, or under applicable laws, rules and regulations, to immediately terminate the License of any Licensee that remains non-compliant thirty (30) days after written notice from Administrator or TapouT.

D. ADVERTISING

Administrator understands that any and all advertising, printed matter or other promotional material related to a Facility or associated with the Marks shall be clear, factual, not misleading, in good taste and consistent with TapouT's goodwill and public image, and shall cause each such Licensee to understand and recognize the same. Administrator hereby agrees not to make use of, and not to permit any Licensee to make use of, the Marks on any promotional material or advertising material without the prior written consent of TapouT. Further, Administrator shall submit, and shall cause each Licensee to submit, any and all advertising and/or promotional designs and material to TapouT for its approval prior to the production or placement of any such advertising and/or promotional designs and material. All submissions for approval shall be sent to TapouT at the same address in which the payments set forth above are to be sent. Such consent shall not be unreasonably withheld, conditioned nor delayed. In the event TapouT does not provide a written response to any submission within ten (10) business days from the date of receipt, then said submission shall be considered automatically approved by TapouT.

E. SIGNS

Administrator hereby agrees not to, and not to permit any Licensee to, license use of the Marks or any trade name, trademarks, service marks, and/or insignia, or logo designs of TapouT on any outdoor or indoor signage without the prior written consent of TapouT. Further, Administrator shall submit, and shall cause each Licensee to submit, any and all design plans and/or drawings of any and all such proposed signage to TapouT for its approval prior to the erection, construction or implementation of any such signage. All submissions for approval shall be sent to TapouT at the same address in which payments are to be sent. Such consent shall not be unreasonably withheld, conditioned, nor delayed In the event TapouT does not provide a written response to any submission within ten (10) business days from the date of submission, then said submission shall be considered automatically approved by TapouT.

F. PROTECTION OF NAME

A. Administrator shall ensure that in connection with Administrator's or any Licensee's use of the name "TapouT Training Center", or of any insignia, logo, design, trademark or service mark which are indicia thereof, or of any of the Marks, a readable notice is presented stating that such name is being used under license by TapouT, LLC, and such other notices are included as may be required by TapouT from time to time.

B. Administrator shall ensure that each Licensee includes the following readable notice/statement on the first page of each and every membership contract/agreement entered into by such Licensee, in at least ten (10) point bold type print:

> "Neither TapouT, LLC, nor any of its related entities, is the owner or operator of this facility. This facility is independently owned and operated and has been licensed by TapouT, LLC, to utilize the TapouT trademarks in connection with its operation. TapouT, LLC is not liable for any of the debts or obligations of this facility including, but not limited to, claims related to membership issues, losses or damages."

G. QUALITY STANDANDS; INSPECTIONS AND APPROVALS.

A. QUALITY STANDARDS

The rights and privileges granted under this Agreement to Administrator are all expressly conditioned upon the maintenance by Administrator of the standards as to the nature and quality of the services rendered in connection with the Marks, established worldwide by Licensor, which in no case shall be inferior to the standards of quality employed by TapouT.

B. INSPECTIONS

Within two (2) weeks prior to the first day of any Licensee's operation of a Facility under the name "TapouT Training Center", a duly authorized representative of TapouT shall be permitted to inspect, with the intention to approve or disapprove, the Facility either by means of on-site visitation or by reviewing photographs of the interior and exterior of the Facility so as to determine whether the services to be rendered in connection with the Marks will be in conformance with TapouT established standards as to the nature and quality of the services. The method by which TapouT conducts its inspection shall be at the reasonable discretion of TapouT. Actual final approval shall be provided following an initial on-site inspection if, in TapouT's reasonable judgment, the location meets TapouT's standards as set forth herein, including, but not limited to, quality of equipment, cleanliness, appearance and location.

During the Term of this Agreement, TapouT shall have the continuing right, without notice, to enter any Facility of a Licensee, during normal business hours, without limitation, for the purpose of inspecting and/or photographing the Facility and operation to ensure that its Marks are being used in accordance with this Agreement, that (i) the nature and quality of the services in connection with which the Marks are used to satisfy the above standards, and (ii) the Licensee is not in breach of this Agreement or any Training Center License Agreement and/or for the purpose of carrying out any other rights which it may be granted in accordance with any Training Center License Agreement.

Upon completion of any inspection, TapouT or its designee shall promptly notify Administrator of any discrepancies in the services rendered that are inferior to or are materially different than the above-mentioned standards as to the nature and quality of the services, and Administrator, upon receipt of such notification, hereby agrees to cause such Licensee to cure such deficiency and/or material difference(s) within thirty (30) days after the receipt of such notification. Any failure to cure by a Licensee within thirty (30) days shall be a material breach and

TapouT may, at its sole option, terminate such Licensee's Training Center License Agreement or cause Administrator to do the same.

Administrator hereby agrees that the failure of TapouT to initially inspect or re-inspect any individual Facility prior to its opening for business to the general public or otherwise shall not be deemed a waiver of TapouT's right to such inspection and subsequent approval/disapproval of the Facility.

The Parties further acknowledge and agree that the foregoing shall in no event limit TapouT's rights and remedies hereunder, under any individual Training Center License Agreement or under any applicable law, rule or regulation.

H. REGULATING LICENSEES

With respect to the foregoing proscriptions and standards delineated in Paragraphs 10 (A)-(G), Administrator shall apply the same proscriptions and standards to Licensees and shall utilize reasonable efforts to ensure that Licensees comply with same, provided a Licensee's failure to comply with the foregoing standards shall not be considered a material breach against Administrator, provided and only to the extent that Administrator takes such action as required and set forth under this Agreement to enforce the provisions hereof and/or the terms of any respective Training Center License Agreement, and/or to otherwise cause the termination of any activities in violation there of or hereof, and further provided that TapouT shall have the right, in addition to any and all other remedies available hereunder, under any Training Center License Agreement, or under applicable laws, rules and regulations, to immediately terminate the License of any Licensee that remains non-compliant thirty (30) days after written notice from Administrator or TapouT.

I. MONITORING AND ENFORCING LICENSES

i. Provided Administrator uses reasonable efforts to monitor and regulate the Licensees' use of the Marks to ensure such use comports with the standards set forth in Paragraphs 10(A)-(H) and clause (ii) of this Paragraph 10(I), and the terms and provisions of any individual Training Center License Agreement, Administrator shall not be held in breach of the provisions of this Paragraph 10 with respect to or as a result of the actions or conduct of any Licensees, provided and only to the extent that Administrator takes such action as is requested by TapouT in its sole discretion to enforce the provisions hereof and/or the terms of any respective Training Center License Agreement (to the extent applicable, in accordance with the terms and provisions of clause (ii) of this Paragraph 10(I)), and/or to otherwise cause the termination of any activities in violation there of or hereof, and further provided that, TapouT shall have the right, in addition to any and all other remedies available hereunder, under any Training Center License Agreement, or under applicable laws, rules and regulations, to immediately terminate the License of any Licensee that remains non-compliant thirty (30) days after written notice from Administrator or TapouT. "Reasonable efforts to monitor and regulate the Licensee's use of the Marks" as discussed in this Paragraph 10(I) shall mean, that upon discovery of a Licensee's infringement of the Marks and/or non-compliance with the standards set forth Paragraphs 10(A)-(H) and the relevant Training Center License Agreement, Administrator shall (a) request a Licensee, in writing, to cease and desist any infringement of the Marks and or non-compliance with the standards set forth in Paragraph 10(A)-(H) or any respective Training Center License Agreement, (b) apprise TapouT of the same immediately upon discovery, (c) pursue any required legal action against such Licensee to enjoin the

offending activity, (d) comply with the requirements set forth in the following clause (ii) of this Paragraph 10(I) and/or (e) take such further action as is requested by TapouT in its sole discretion (except that in the case of misuse of Marks by Licensees, Administrator shall not be required to take any action to enforce the obligations of Licensee other than as set forth below in such clause (ii) of this Paragraph 10(I)).

ii. In accordance with Administrator's obligations hereunder and as contemplated herein, except as expressly set forth below in this Paragraph 10(I)(ii) in the case of enforcement actions relating to the misuse of Marks by Licensees, Administrator shall initiate enforcement actions against Licensees to enforce the obligations under Licenses and Training Center License Agreements and shall pay any and all costs associated with any such enforcement action or proceeding; provided, however, that Administrator shall be entitled to retain any amounts recovered by Administrator in connection with such enforcement action or proceeding. Notwithstanding the foregoing, Administrator shall not initiate any enforcement action against Licensees for misuse of Marks, but shall promptly notify TapouT of such misuse in writing (in accordance with the terms hereof), and shall cooperate with TapouT in connection with any enforcement action or proceeding initiated by TapouT or any other efforts made by TapouT to enforce obligations under the Licenses and Training Center License Agreements (including without limitation, cooperating with TapouT and its counsel to enable TapouT to bring claims relating to such misuse of Marks in the a proceeding initiated by Administrator if such claims arise from facts giving rise or relating to the claims of Administrator in such proceeding); provided, however, that to the extent the Parties cooperate with each other in bringing claims against any Licensees in the same enforcement action or proceeding, TapouT shall be responsible for costs and expenses incurred in such enforcement action only to the extent such costs and expenses are associated with claims relating to the misuse of Marks in such proceeding, and TapouT shall be entitled to retain (solely) any amounts recovered or awarded on the basis of such claims relating to the misuse of Marks.

iii. Any breach of this provision existing for less than thirty (30) days can be cured by Administrator's sending of a cease and desist letter or initiating legal action to address infringement and/or non-compliance with Paragraphs 10(A)-(H), clause (ii) of this Paragraph 10(I) or any respective Training Center License Agreement.

11. PROPRIETARY RIGHTS.

TapouT's proprietary rights to use the Marks shall remain with TapouT and nothing in this Agreement shall be interpreted as conferring any proprietary interest in such Marks to Administrator or any Licensee.

12. ALLEGED INFRINGEMENTS.

Administrator shall promptly notify TapouT of any alleged infringement of the Marks within ten (10) days of such discovery and shall cooperate with TapouT in protecting the Marks against alleged infringers. TapouT shall have the right to initiate (or have initiated) and control legal proceedings with respect to alleged infringers or take whatever action it deems necessary with respect thereto. TapouT shall have the right to institute or have instituted, such legal proceedings in its name or in the name of Administrator and any of them jointly, provided,

however, that TapouT shall consult with Administrator prior to instituting or causing institution of such legal proceedings joining Administrator as a party.

13. **BUSINESS RISKS.**

A. Administrator acknowledges, understands and warrants that it understands that the operation of any given Facility is under the complete control and supervision of Administrator and each individual Licensee and that the business risks, costs, expenses, debt, and profit potential associated therewith are the complete and sole responsibility of Administrator and such Licensee. Accordingly, Administrator acknowledges that it has conducted a full, independent investigation of the matters set forth in this Agreement and each Training Center License Agreement as well as the business risks, costs, expenses, and profit potential of each Facility in conjunction with its own independent legal, financial and business advisors.

B. NO WARRANTIES OR REPRESENTATIONS

a. Administrator acknowledges and agrees that in entering into this Agreement it has not relied upon any projections, operating information, analysis, statistics, demographics, projections, business plans, feasibility studies or other information, if any, provided by TapouT or any of its employees, agents and/or representatives. Rather, Administrator warrants and represents to TapouT that in entering into this Agreement it has relied solely and exclusively upon its own independent investigation of the suitability of the Marks, business risks, project feasibility, costs, expenses, profit potential as well as the accuracy and suitability of any information which it may have received from any source including TapouT. Further, Administrator is advised to consult its own independent legal, financial and business advisors to determine the suitability of the Marks, site location, business risks, project feasibility, costs, expenses, profit potential and other such business planning and/or forecasting information.

b. Administrator further acknowledges and warrants that in entering into this Agreement it is not relying upon TapouT to furnish, in any manner, any substantial advice or any assistance with respect to the operation of any individual Facility and that any and all such information provided by TapouT shall be subject to Administrator's own independent investigation as to its accuracy and suitability in relation to each individual Facility. Further, Administrator is herein advised to consult its own independent legal, financial and business advisors to determine its own methods and guidelines for administering the operation of the various Facilities and TapouT Training Centers.

c. In accordance with the aforementioned, Administrator fully warrants and represents that TapouT shall not be responsible or liable in any manner for providing any information or assistance whatsoever either before or following the execution of this Agreement, except with respect to information or assistance expressly required to be provided by TapouT under the terms hereof.

C. It is understood that from time to time Administrator may have access to or be provided with general information by TapouT such as during conventions or in the form of newsletters and/or other informative materials. In this regard it is understood and agreed that any such information is general, nonspecific and academic in nature. Accordingly, Administrator hereby assumes full responsibility for investigating the suitability and accuracy of any such information in

relation to its business as contemplated by this Agreement or otherwise. Further, TapouT herein advises Administrator to consult with independent business, financial and legal advisors prior to the implementation of any such information supplied by TapouT. TapouT does not warrant, guarantee or endorse in any manner, the accuracy or suitability of any such information. Administrator therefore waives any and all liability of TapouT which may arise from the dissemination of such information, its accuracy and/or suitability for any business of Administrator whatsoever.

14. INDEMNIFICATION.

Administrator shall defend, indemnify and forever hold harmless TapouT and each of its respective officers, directors, shareholders, members, employees, agents, representatives, assigns and successors-in-interest (collectively, "Related Parties") from and against any and all claims, liabilities, penalties, losses, costs, damages, demands, actions, causes of action, suits, proceedings, judgments and expenses (that do not arise or stem from TapouT's and or the Related Parties' breach of this Agreement, negligence or intentional malfeasance) including, without limitation, amounts paid in settlement, attorneys' fees, court costs and other legal expenses arising out of, connected with, and/or relating to (a) any Facility or TapouT Training Center or the operation thereof, including, without limitation, any personal injury, property damage, death or other incidence arising thereat or therefrom; (b) any act or omission of Administrator or a Licensee, or their respective parent entities, subsidiaries, contractors, designers, distributors and/or vendors and any representatives, employees, affiliates and/or agents of any of the foregoing including, without limitation, such entities' use or misuse of the Marks; (c) the breach or alleged breach of any of Administrator's representations, warranties and agreements set forth herein; (d) the breach or alleged breach of any Licensee's representations, warranties and agreements set forth in an individual Training Center License Agreement; and (e) any damage to TapouT resulting from Administrator's failure to manage and supervise any Licensee. TapouT shall have the right to defend any such action or proceeding with attorneys of its own selection. Any amount which Administrator may be obligated to pay to TapouT and Related Parties pursuant to this Paragraph shall be paid by Administrator upon demand, with interest at the prime rate from the date incurred. The provisions of this Paragraph shall survive expiration or termination of this Agreement.

15. INSURANCE.

As a condition to the grant of rights herein, Administrator shall obtain and maintain in full force and effect during the Term and for a period of not less than one (1) year thereafter, at its sole cost and expense, (a) comprehensive general liability, (b) product liability and (c) errors and omissions insurance, each with limits of not less than Five Million Dollars (US $5,000,000) per occurrence, and Ten Million Dollars (US $10,000,000) in the aggregate, and (d) workers' compensation and employers' liability insurance, where applicable, in accordance with local law, in each case with such further specifications as may be specified by TapouT. Administrator's insurance shall be carried by a licensed insurer qualified in the State of California with a rating in accordance with the BEST Rating Guide of A-6 (or its equivalent) or better. Each policy required hereunder shall contain a waiver of subrogation. Any claims covered by Licensee's insurance policies shall not be offset or reduced in any amount whatsoever by any other insurance which TapouT may independently maintain. Administrator shall notify TapouT of all claims regarding any TapouT

Training Center or the Marks under any of the foregoing policies of insurance promptly upon the filing thereof. Within thirty (30) days following the execution of this Agreement by Administrator, it shall provide certificates of insurance to TapouT certifying that TapouT and any other entity specified by TapouT have been added as additional insureds to each of the insurance policies set forth above and that before any proposed cancellation or material modification in the coverage the insurance carrier will give the certificate holder(s) not less than thirty (30) days' prior written notice thereof. Upon receipt of any such notification, TapouT shall have the right to purchase replacement insurance from an insurance carrier of TapouT's choice, and Administrator agrees to pay all costs thereof immediately upon request by TapouT. The procurement and maintenance of such insurance shall not relieve Administrator or any Licensee of any liability to TapouT under any indemnity requirement of this Agreement or any other Agreement.

16. ASSIGNMENT.

No rights granted under this Agreement shall inure to the benefit of Administrator's successors, and the Administrator acknowledges that this license is personal in nature. Administrator shall not assign, in whole or in part, any duties, rights and obligations granted to Administrator unless first approved by TapouT in writing, which approval shall be made in the sole discretion of TapouT and may be unreasonably withheld or delayed. Any assignment of this Agreement in violation of this Paragraph 16 shall be null and void. TapouT, in its sole discretion, shall be permitted to assign its rights, duties and obligations under this Agreement to any party.

Notwithstanding the foregoing and/or anything to the contrary in this Agreement, the Administrator may assign any and all rights or part of the rights herein to subsidiary entities that it creates and fully controls for the purpose of facilitating the objectives of this Agreement or to limit the Parties' liability against Licensees; provided that Administrator shall remain fully liable for all of its, and any such subsidiary's obligations under this Agreement.

17. INTEGRATION & MODIFICATION.

This Agreement may not be modified without a written agreement signed by all Parties. This Agreement, together with the Exhibits hereto, constitutes the entire agreement, both written and oral, with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Administrator and TapouT with respect to such subject matter.

18. NON WAIVER OF RIGHTS.

Failure by a Party to enforce its rights under this Agreement shall not be construed as a waiver of such rights. Any waiver, including waiver of default, in any one instance shall not constitute a waiver in any other instance.

19. TIME IS OF THE ESSENCE.

Time is of the essence under this Agreement.

20. HEADINGS.

The headings used herein are for the purposes of convenience only and shall not be used in construing the provisions hereof.

21. VALIDITY AND SEVERABILITY.

The invalidity of any portion of this Agreement shall not affect the validity of the remaining portion. If any portion of this Agreement shall be deemed invalid by a court of competent jurisdiction, such portion shall be severed from this Agreement and the court shall have the authority to consider this Agreement reasonably in accordance with its intent so that the entire Agreement shall not be construed invalid.

22. GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. The Parties irrevocably consent, agree and understand that with regards to any action, claim, proceeding or appeal on any matter related to or arising out of this Agreement, the Parties shall be subject to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California. The Parties hereby waive any right to bring any action, claim, and proceeding or appeal arising out of this Agreement in any state or federal court outside of Los Angeles County, California. Further, this forum selection clause shall survive this Agreement in perpetuity in the event that it expires or is terminated whether by expiration, termination, non-renewal, default or otherwise.

23. BINDING AGREEMENT & REVIEW BY COUNSEL.

A. Administrator warrants and represents it has fully and completely read this Agreement, has had the opportunity to review this Agreement with its legal counsel, understands and acknowledges the terms and conditions contained within, and agrees to be bound fully thereby.

B. TapouT warrants and represents it has fully and completely read this Agreement, has had the opportunity to review this Agreement with its legal counsel, understands and acknowledges the terms and conditions contained within, and agrees to be bound fully thereby.

24. AUTHORIZATION AND EXECUTION.

Each Party warrants and represents that the person executing this Agreement on its behalf has the legal capacity and authority to do.

25. NO JOINT VENTURE OR FRANCHISE.

This Agreement does not constitute and shall not be construed to constitute an agency, a partnership or a joint venture between TapouT and Administrator. Administrator shall have no right to obligate or to bind TapouT in any manner whatsoever, and except as expressly set

forth herein, nothing contained in this Agreement shall give or is intended to give any rights of any nature to Administrator, any Licensee or any third party hereunder.

TapouT and Administrator both acknowledge and agree that this Agreement is an intellectual property rights license agreement and does not constitute, and shall not be construed as, a franchise agreement. Both parties further acknowledge and agree that state and federal franchise laws do not and will not apply to this Agreement or to the relationship between Administrator and TapouT and their respective rights and obligations hereunder, or to the relationship between Administrator and any individual Licensee and their respective rights and obligations under the Training Center License Agreement. The Parties agree that, due to their respective business backgrounds and prior licensing experience, they do not need the protection of state or federal franchise laws.

26. FURTHER ACTS.

The parties hereto agree to execute such other documents and perform such other acts as may be necessary to carry out the purposes of this Agreement.

27. THIRD PARTY BENEFICIARIES.

No third party, including without limitation, any Licensee or Potential Licensee, shall be or be deemed a third party beneficiary of or under this Agreement. The Parties acknowledge and agree that TapouT shall be and be deemed a third party beneficiary under each Training Center License Agreement, and accordingly, shall be permitted to unilaterally enforce any and all rights and obligations thereunder concurrent with or in the place of Administrator, in each case as if it were an original party thereto.

28. REMEDIES; LIMITATION OF LIABILITY.

Except as otherwise expressly provided herein, no remedy granted to either party herein shall be exclusive of any other remedy, and each remedy shall be cumulative with every other remedy herein or now or hereafter existing at law, in equity, by statute or otherwise. In the case of any breach by Administrator, in addition to and/or instead of TapouT's right of termination as provided herein, TapouT shall have the right to pursue all appropriate remedies at law or in equity for such breach. Administrator acknowledges that any breach by Administrator shall cause TapouT irreparable harm for which there is no adequate remedy at law and, in the event of such breach, TapouT shall be entitled to injunctive or other equitable relief, including, without limitation, interim or emergency relief, including, without limitation, a temporary restraining order or injunction, before any court with applicable jurisdiction, to protect or enforce its rights. Administrator further agrees and confirms that forbearance by TapouT to enforce any right or remedy following any breach shall not be a waiver of any of their respective rights to elect or enforce the same right or remedy for later breaches. Administrator recognizes and confirms that, in the event of a breach by TapouT, the damage to Administrator, if any, shall not be irreparable or sufficient to entitle Administrator to injunctive relief or specific performance. Administrator shall not enjoin, restrain or interfere with TapouT's exploitation of any rights in the Marks or any other right of TapouT whatsoever. TapouT shall be entitled to recover from Administrator all of its legal and auditing costs, fees and expenses incurred in the enforcement of any provisions of this Agreement.

TAPOUT'S LIABILITY (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, BY STATUTE, OR OTHERWISE) TO ADMINISTRATOR OR TO ANY THIRD PARTY CONCERNING PERFORMANCE OR NON-PERFORMANCE OR OTHERWISE RELATED TO THIS AGREEMENT SHALL IN THE AGGREGATE BE LIMITED TO ACTUAL DAMAGES NOT TO EXCEED THE VALUE OF THE TOTAL AMOUNTS RECEIVED BY TAPOUT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING ANY APPLICABLE CLAIM.

EXCEPT IN CASE OF WILLFUL MISAPPROPRIATION OF THE MARKS OR OTHER INTELLECTUAL PROPERTY OF TAPOUT AND EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS OF ADMINISTATOR HEREUNDER, ADMINISTRATOR'S LIABILITY (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, BY STATUTE, OR OTHERWISE) TO TAPOUT OR TO ANY THIRD PARTY CONCERNING PERFORMANCE OR NON-PERFORMANCE OR OTHERWISE RELATED TO THIS AGREEMENT SHALL IN THE AGGREGATE BE LIMITED TO TAPOUT'S DAMAGES NOT TO EXCEED THE LIMITS OF ADMINISTRATOR'S APPLICABLE INSURANCE POLICY LIMIT REQUIRED UNDER THIS AGREEMENT.

TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, TAPOUT WILL NOT BE LIABLE TO ADMINISTRATOR OR ANY THIRD PARTY FOR ANY LOSS OF BUSINESS OR REVENUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR SPECIAL, EXEMPLARY,OR INDIRECT DAMAGES OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR OTHER ECONOMIC LOSS, LOST REIMBURSEMENTS, OR LOST SAVINGS), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF ADMINISTRATOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THIS LIMITATION OF LIABILITY REFLECTS AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THE PARTIES OF THE RISKS (KNOWN AND UNKNOWN) THAT MAY EXIST IN CONNECTION WITH THIS AGREEMENT.

29. RECITALS.

The abovementioned recitals and statements made therein are fully incorporated and integrated into the Agreement and are to be utilized by the Parties in the interpretation of the Agreement.

30. <u>NOTICE OF DEFAULT OR BREACH</u>.

A. Except as set forth herein, it is agreed and understood by the Parties that as a condition precedent to any assertion by Administrator or TapouT that the other is in default or breach in performing any obligation contained herein, the Party alleging the default or breach must advise the other in writing by Certified United States Mail of the specific obligation which it claims has been defaulted and/or breached ("Notice") and said other Party shall be allowed a period of Thirty (30) days from the receipt of such written notice within which to cure such default and or breach; provided, however, that (notwithstanding the foregoing), nothing contained in this Paragraph 30 shall have any effect on or in any way limit TapouT's right to terminate this

Agreement under Paragraph 5(B) in accordance with the terms set forth in Paragraph 5(B), and TapouT shall have no obligation whatsoever to give any notice (or any other obligation), and Administrator shall have no right to cure this Agreement, in connection with any termination of this Agreement by TapouT under Paragraph 5 hereof, except as (and on the terms) expressly and specifically set forth in Paragraph 5(B)(ii). The Notice must be sent to the address delineated in this Paragraph 30(B) hereunder or otherwise provided pursuant to the same.

B. All notices, requests, demands, payments, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when sent by certified or registered mail, postage prepaid and return receipt requested. In the event no return receipt is obtained, proof of actual service of notice will suffice. All such notices, etc., shall be addressed as follows:

To TapouT: 21800 Barton Rd., Suite 108, Grand Terrace, CA 92313
Attn: Dan Caldwell

With a copy to:

Greg Akselrud
Stubbs Alderton & Markiles, LLP
15260 Ventura Blvd., 20th Floor
Sherman Oaks, CA 91403

To Administrator:

Primary Contact Name: Brent Stuchlik
Address: 4040 W. Hacienda Ave., Suite 120
City: Las Vegas State: NV Zip Code: 89118
E-Mail: brent@7baseconsulting.com
Phone: (702) 755-5135

With a copy to:
Ikenna Odunze
Odunze & Kang, LLP
7660 West Eldarado Lane Suite 120
Las Vegas, Nevada 89113.

Change of Address

Either party may change the address to which notices under this Paragraph 29 may be given by providing a written notice of such change of address to the other party.

***

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

TAPOUT, LLC

By: ______________________________
Name: ____________________________
Title: _____________________________

SEVEN BASE CONSULTING, LLC

By: Brent Stuchlik
Name: BRENT STUCHLIK
Title: VICE PRESIDENT
Federal Tax Identification Number: 26-3569366

TAPOUT